Dated [●] 2015

ICBC STANDARD BANK PLC

as Issuer

and

UK SPV CREDIT FINANCE PLC

as New Issuer

and

BNY Mellon Corporate Trustee Services Limited

as Trustee

SUPPLEMENTAL TRUST DEED
supplementing the provisions of the trust deed dated 9 February 2006.

IMAGE OMITTED
Ref: L-237036

Linklaters LLP

Table of Contents

Contents Page

1 Definitions and Interpretation	1
2 Amendments	1
3 Substitution, Creation of new Security Interests and Release of the Security Interests	5
4 Trust Deed	8
5 Law and Jurisdiction	8
6 Severability	9
7 Contracts (Rights of Third Parties) Act 1999	9
8 Counterparts	9
Schedule 2 Form of Permanent Global Note	12
Schedule 3 Form of Definitive Note	19
Schedule 6 Form of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement	25
Schedule 7 Form of Acknowledgement of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement	27
Schedule 8 Form of Notice of Charge of the Collection Account	29
Schedule 9 Form of Acknowledgement of Notice of Charge of the Collection Account	31
Schedule 11 Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all sums under Trust Deed and the Notes	33
Schedule 12 Form of Release, Reassignment or Discharge of Transferred Rights	34

THIS SUPPLEMENTAL TRUST DEED is dated [●] 2015 and made between:

(1)	ICBC STANDARD BANK PLC, incorporated under the laws of England, whose registered office is at 20 Gresham Street, London, EC2V 7JE, United Kingdom, as the issuer (the “Issuer”);
(2)	UK SPV CREDIT FINANCE PLC, incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 6 St. Andrew Street, London EC4A 3AE, as the new issuer (the “New Issuer”); and
(3)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a limited company incorporated under the laws of England, whose registered office is at One Canada Square, London E14 5AL, United Kingdom, as the trustee (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Supplemental Trust Deed).

Whereas:

(A)	On 9 February 2006, the Issuer issued U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an Interest Rate Step-Up in 2011 which as of the date hereof bear interest of 5.799 per cent. (the “Notes”), issued by, but without recourse to the Issuer, for the sole purpose of funding a loan to Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) pursuant to a subordinated loan agreement dated 3 February 2006 (the “Subordinated Loan Agreement”). The Notes were constituted by a trust deed dated 9 February 2006 between the Issuer and the Trustee (the “Trust Deed”).
(B)	Pursuant to an extraordinary resolution passed by the Noteholders on [●] 2015 (the “Extraordinary Resolution”), the Noteholders sanctioned certain amendments to the terms and conditions of the Notes and the Subordinated Loan Agreement, including the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Subordinated Loan and obligor under the Trust Deed and the Agency Agreement and the holders of the Notes have authorised the Trustee and the Issuer to make the necessary amendments to the Trust Deed pursuant to this Supplemental Trust Deed. As of the date of this Supplemental Trust Deed, the amendments to the Subordinated Loan Agreement effected by the supplemental subordinated loan agreement dated [●] 2015 between the Issuer, the New Issuer and the Borrower (the “Supplemental Subordinated Loan Agreement”) have been executed and registered with the National Bank of Ukraine and will become effective on the date of execution and delivery of this Supplemental Trust Deed (the “Effective Date”).
(C)	The Trustee has agreed to act as trustee of this Supplemental Trust Deed on the following terms and conditions.

NOW THIS SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1	Definitions and Interpretation

Terms defined in the Trust Deed shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein. The rules of interpretation set out in the Trust Deed shall apply to this Supplemental Trust Deed.

1.1	Principles of Interpretation

In this Supplemental Trust Deed references to a Schedule or a Clause or sub-clause, paragraph or sub-paragraph are, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively.

1.2	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Supplemental Trust Deed.

2	Amendments

With effect from the Effective Date, the Trust Deed and the Conditions of the Notes shall be amended as follows:

2.1	Amended Definitions

Clause 1.1 (Definitions) of the Trust Deed shall be amended as follows:

2.1.1        the definitions of “Collection Account” and “Fees Indemnity Letter” shall be deleted and replaced with the following definitions:

““Collection Account” means an account of the Issuer with the Principal Paying Agent at its Specified Office, having the Collection Account Number [●];

“Fees Indemnity Letter” means the fees indemnity letter dated [●] 2015 among the Borrower, the Issuer, the Agents and the Trustee setting out the fees, expenses and certain other amounts payable by the Borrower in connection with the Trust Deed, the Agency Agreement and the Subordinated Loan Agreement;”

2.2	Amended Clauses

The following clauses of the Trust Deed shall be amended as follows:

2.2.1	Clause 2.6 (Redemption) shall be deleted and replaced with the following:

“2.6 Redemption

2.6.1 Unless previously prepaid or repaid, the Borrower will be required to repay the Subordinated Loan (together with any outstanding interest or additional amounts) on 9 February 2021 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.

2.6.2 If the Subordinated Loan should become prepayable or repayable (and be prepaid or repaid), otherwise than as provided in sub-Clause 2.6.1 above, pursuant to the Subordinated Loan Agreement prior to 9 February 2021, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.”

2.2.2	the Issuer’s notice details in Clause 20.1.1 shall be deleted and replaced with the following:

“Fifth Floor
6 St. Andrew Street
London EC4A 3AE

Attention: The Directors
Fax: +44 20 7832 4901”.

2.2.3	the Trustee’s notice details in Clause 20.1.2 shall be deleted and replaced with the following:

“BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Fax no.: +44 20 7964 4637
Attention: Trustee Administration Manager”

2.2.4	Schedule 1 (Form of Temporary Global Note) shall be intentionally left blank.
2.2.5	Schedule 2 (Form of Permanent Global Note), Schedule 3 (Form of Definitive Note), Schedule 6 (Form of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement), Schedule 7 (Form of Acknowledgement of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement), Schedule 8 (Form of Notice of Charge of the Collection Account), Schedule 9 (Form of Acknowledgement of Notice of Charge of the Collection Account), Schedule 11 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes) and Schedule 12 (Form of Release, Reassignment or Discharge of Transferred Rights) shall be deleted and replaced with the relevant new Schedules correspondingly numbered as set out in this Supplemental Trust Deed.
2.3	General Amendments

The following amendments shall be made to the Trust Deed:

2.3.1	all references to “Standard Bank Plc” shall be deleted and replaced with “UK SPV Credit Finance plc” reflecting the substitution of the New Issuer;
2.3.2	all references to “8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011” shall be deleted and replaced with “11 per cent. Loan Participation Notes due 2021”;
2.3.3	all references to “J.P.Morgan Corporate Trustee Services Limited” shall be deleted and replaced with “BNY Mellon Corporate Trustee Services Limited”;
2.3.4	all references to “Collection Account Number 25401102” shall be deleted and replaced with “Collection Account Number [●]”.
2.4	Amendments to Schedule 4 of the Trust Deed:

The Conditions of the Notes contained in Schedule 4 of the Trust Deed, shall be modified as follows:

2.4.1	all references to “Standard Bank Plc” shall be deleted and replaced with “UK SPV Credit Finance plc” reflecting the substitution of the New Issuer;
2.4.2	all references to “8.75 per cent. Loan Participation Notes due 2016” shall be deleted and replaced with “11 per cent. Loan Participation Notes due 2021”;
2.4.3	all references to “J.P.Morgan Corporate Trustee Services Limited” and “JPMorgan Chase Bank, N.A.” shall be deleted and replaced with “BNY Mellon Corporate Trustee Services Limited” and “The Bank of New York Mellon, London Branch”, respectively;
2.4.4	all references to “SWX Swiss Stock Exchange” shall be deleted and replaced with “SIX Swiss Exchange”;
2.4.5	all references to “www.swx.com” shall be deleted and replaced with “www.six-swiss-exchange.com/news/official_notices/search_en.html”;
2.4.6	Condition 5.1 (Accrual of Interest) shall be deleted and replaced with the following:

“5.1 Accrual of Interest

On each Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from PrivatBank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to the Subordinated Loan Agreement, which interest under the Subordinated Loan Agreement is equal to 11 per cent. per annum as set out in Clause 5.2 (Calculation of Interest) of the Subordinated Loan Agreement (the “Rate of Interest”). Interest shall accrue from day to day, starting from (and including) the Interest Commencement Date to (but excluding) the Redemption Date. The period for which the Notes are outstanding shall be divided into successive semi-annual periods (except for the First Interest Period), each of which (other than the First Interest Period, which shall commence on (and shall include) the Interest Commencement Date) shall start on (and shall include) an Interest Payment Date and shall end on (but shall exclude) the first, or the next following, Interest Payment Date (each, an “Interest Period”).

On the First Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from PrivatBank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to Clause 5.4 (Payment of Accrued Interest) of the Subordinated Loan Agreement, which interest under the Subordinated Loan Agreement represents all accrued and unpaid interest on the outstanding principal amount of the Subordinated Loan in accordance with Clause 5.2 (Calculation of Interest) of the Subordinated Loan Agreement at the rate of 5.799 per cent. per annum from and including the last date on which a payment of interest was made (being 9 February 2015) up to (but excluding) the Effective Date and calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Each Note will cease to bear interest from (and including) the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to accrue interest as provided in the Trust Deed.

The amount of interest payable in respect of a Note for any Interest Period shall be computed on a monthly basis, in accordance with PrivatBank’s procedures for accounting for interest and fee income and expense.

The amount of interest payable in respect of a Note for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the principal amount of such Note, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is required to be calculated for any other period (including the First Interest Period), it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Whenever under these Conditions interest is to be calculated to the last day of an Interest Period and the calculation is required to be made before such last day, it shall be assumed that the amount of the Subordinated Loan outstanding on the day of the calculation is also the amount of the Subordinated Loan outstanding on the last day of the relevant Interest Period.

In this Condition 5.1:

“Effective Date” means [Subject to the Extraordinary Resolutions having been passed and subject to registration of amendments to both the 2015 Loan Agreement and the 2016 Subordinated Loan Agreement introduced by the 2015 Supplemental Loan Agreement and the 2016 Supplemental Subordinated Loan Agreement, respectively, with the NBU being complete, the date on which (i) (in respect of the 2015 Notes) the 2015 Supplemental Loan Agreement, the 2015 Supplemental Trust Deed and the 2015 Supplemental Agency Agreement and (ii) (in respect of the 2016 Notes) the 2016 Supplemental Subordinated Loan Agreement, the 2016 Supplemental Trust Deed, the 2016 Supplemental Agency Agreement and the Deed of Release shall become effective.];

“First Interest Payment Date” means 9 August 2015;

“First Interest Period” means the period beginning on and including the Interest Commencement Date and ending on (but excluding) the First Interest Payment Date;

“Interest Commencement Date” means the Effective Date;

“Interest Payment Date” means 9 February and 9 August of each year, commencing on the First Interest Payment Date;”

2.4.7	the first sentence of Condition 6.1 (Final Redemption) shall be deleted and replaced with the following:

“Unless previously prepaid or repaid pursuant to Clauses 6.2 (Prepayment by the Borrower), 6.4 (Prepayment for Tax Reasons and Change in Circumstances), 6.5 (Repayment upon Illegality) or Clause 14 (Limited Acceleration Rights) of the Subordinated Loan Agreement (and if prepaid in part only, the remainder of this Condition 6.1 will apply to the outstanding part that is still to be repaid and the reference to “all the Notes” shall be read as a reference to those Notes that are still outstanding only), PrivatBank will be required to repay the Subordinated Loan together with accrued interest on its due date as provided in the Subordinated Loan Agreement and, subject to such repayment and as provided in Condition 7 (Payments), all the Notes will be redeemed at their outstanding principal amount together with accrued interest on 9 February 2021 or, if such a day is not a business day, the next succeeding business day (the “Redemption Date”).”

2.4.8	Condition 6.2 (Mandatory Redemption) shall be modified by deleting the reference to “Clause 6.3 (Prepayment During Step-Up Interest Term)”.
2.4.9	Condition 7.4 (Missing Unmatured Coupons) shall be deleted and replaced with the following:

“7.4 Missing Unmatured Coupons

Each Note should be presented and surrendered (if appropriate) for payment together with all relevant unmatured Coupons, failing which the full amount of any relevant missing unmatured Coupon relating to the Rate of Interest (or, in the case of payment not being made in full, that proportion of the full amount of such missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon relating to the Rate of Interest at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) but not thereafter.”

3	Substitution, Creation of new Security Interests and Release of the Security Interests
3.1	Pursuant to the Extraordinary Resolution, the Noteholders have sanctioned the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Subordinated Loan and obligor under the Trust Deed and the Agency Agreement from and including the Effective Date.
3.2	The parties to this Supplemental Trust Deed hereby agree that, with effect from and including the Effective Date:
3.2.1	the New Issuer shall be bound by the terms of the Trust Deed and the Notes as the principal debtor in place of the Issuer and shall acquire and assume all of the rights and, subject to Clause 3.2.3 below, the obligations of the Issuer under or in connection therewith;
3.2.2	the New Issuer shall acquire and assume all of the rights and, subject to Clause 3.2.3 below, the obligations of the Issuer under or in connection with the Subordinated Loan Agreement (as supplemented by the Supplemental Subordinated Loan Agreement) and the account of the New Issuer with the Principal Paying Agent, having the account number [●] (the “Collection Account”) and the Agency Agreement; and
3.2.3	the Issuer shall be and is hereby released and discharged from all of its obligations as principal debtor under the Notes, the Trust Deed and the Agency Agreement and from its rights and the obligations under or in connection with the Subordinated Loan Agreement (excluding any liabilities of or claims against the Issuer arising or incurred prior to the Effective Date for which the Issuer shall remain liable).

3.3           The Permanent Global Note in the form set out in Schedule 2 (Form of Permanent Global Note) included in the Annex to this Supplemental Trust Deed (the “New Permanent Global Note”) shall be executed manually or in facsimile by an Authorised Signatory of the New Issuer on the Effective Date and shall be authenticated by or on behalf of the Principal Paying Agent in order to reflect the substitution of the New Issuer. The Issuer and the New Issuer shall on the Effective Date (i) cause the existing Permanent Global Note executed by the Issuer to be removed from the Common Depositary and subsequently cancelled and destroyed by the Principal Paying Agent pursuant to the Agency Agreement and (ii) cause them to be replaced with the New Permanent Global Note executed by the New Issuer and authenticated by or on behalf of the Principal Paying Agent which shall be delivered by the Principal Paying Agent to the Common Depositary pursuant to the Agency Agreement.

3.4	With effect from the Effective Date the New Issuer shall create the Security Interests in favour of the Trustee on the terms of Clause 4.1 (The Charge) and Clause 4.2 (Assignment) of the Trust Deed which are restated in this Clause 3.4.
3.4.1	The New Issuer with full title guarantee and as continuing security for the payment of all sums under the Trust Deed and the Notes hereby charges in favour of the Trustee for itself and as trustee for the Noteholders and Couponholders by way of first fixed charge (the “Charge”):
(a)	all of the New Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the New Issuer as lender under the Subordinated Loan Agreement (as supplemented by the Supplemental Subordinated Loan Agreement); and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Subordinated Loan Agreement (as supplemented by the Supplemental Subordinated Loan Agreement); and
(b)	all of the New Issuer’s rights, interest and benefit in and to all sums held on deposit from time to time in the Collection Account together with the debt represented thereby;

provided that (a) for the avoidance of doubt, the New Issuer shall remain legal and beneficial owner of the property subject to the Charge (the “Charged Property”) following the granting of the Charge and (b), in the case of each of sub-Clauses (a) and (b) above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

3.4.2	The New Issuer with full title guarantee hereby assigns absolutely by way of security (the “Subordinated Loan Administration Assignment”) to the Trustee for the benefit of itself and as trustee for the Noteholders and Couponholders all of the New Issuer’s rights, interests and benefits whatsoever, both present and future, which have accrued or may accrue to the New Issuer as lender under or pursuant to the Subordinated Loan Agreement (as supplemented by the Supplemental Subordinated Loan Agreement) (including, without limitation, the right to declare the Subordinated Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property, the Reserved Rights and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights (the “Transferred Rights”).
3.4.3	On the irrevocable and unconditional payment or discharge by the New Issuer of all sums under the Trust Deed and the Notes and the New Issuer certifying such events to the Trustee in the form set out in Schedule 11 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes) included in the Annex to this Supplemental Trust Deed, the Trustee, at the request and cost of the New Issuer (to the extent the New Issuer receives funds therefor from the Borrower), shall in the form set out in Schedule 12 (Form of Release, Reassignment or Discharge of Transferred Rights) included in the Annex to this Supplemental Trust Deed release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of, the New Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.
3.5	Forthwith on the Effective Date the New Issuer shall give written notice:
(a)	to the Borrower in the form set out in Schedule 6 (Form of Notice of the Charge and Assignment by Way of Security of Subordinated Loan Agreement) included in the Annex to this Supplemental Trust Deed of the Charge set out in sub-clause 3.4.1(a) of this Supplemental Trust Deed and of the assignment set out in sub-clause 3.4.2 of this Supplemental Trust Deed; and
(b)	to the Principal Paying Agent in the form set out in Schedule 8 (Form of Notice of Charge of the Collection Account) included in the Annex to this Supplemental Trust Deed of the Charge set out in sub-clause 3.4.1 (b) of this Supplemental Trust Deed and shall use its reasonable endeavours to procure that the Borrower and the Principal Paying Agent give, to the Trustee the acknowledgements thereof in the forms set out in Schedule 7 (Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Subordinated Loan Agreement) and Schedule 9 (Form of Acknowledgement of Notice of Charge of the Collection Account) each included in the Annex to this Supplemental Trust Deed, provided that if the New Issuer shall have paid all sums stated in Clause 3.4.1 to be secured by the Charge, the Trustee will at any time thereafter at the request and expense of the New Issuer (to the extent it receives funds therefor from the Borrower) release the Charged Property, details of which are set out above, to the New Issuer, or as the New Issuer shall direct, and shall release to the New Issuer, or as the New Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.
3.6	The provisions of Clauses 4.4 (Rights of the Issuer), 4.5 (Liability in respect of Charged Property), Clause 4.6 (Enforcement of the Security), Clause 4.7 (Trustee taking action in relation to the Charged Property), Clause 4.8 (Appointment of Receiver), Clause 4.9 (Discharge), Clause 4.10 (The Receiver), Clause 4.11 (Further Assurance), Clause 4.12 (Liability of the Trustee), Clause 4.13 (Powers additional to LPA 1925) and Clause 4.14 (Dealings with the Trustee) of the Trust Deed are deemed to be restated in this Clause 3.6 of this Supplemental Trust Deed as if set out in full and references to “Collection Account”, “Charged Property”, “Charge” and “Transferred Rights” in these Clauses are deemed to be references to “Collection Account”, “Charged Property”, “Charge” and “Transferred Rights” as defined in this Supplemental Trust Deed.
3.7	On the Effective Date the Borrower, the Issuer and the Trustee will enter into a deed of release in order to release the Charged Property and the Transferred Rights from the Security Interests created by the Issuer under the Trust Deed and in order that the Issuer may be released and discharged from its obligations under the Subordinated Loan Agreement.
4	Trust Deed

From and including the Effective Date, this Supplemental Trust Deed and the Trust Deed shall be deemed to be and regarded, read and construed as one and the same instrument and, accordingly, all references in the Trust Deed to “this Trust Deed”, “this Deed”, “the Trust Deed” or “the Deed” shall be deemed to refer to the Trust Deed as supplemented by this Supplemental Trust Deed.

A memorandum of this Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Trust Deed and by the Issuer and the New Issuer on their respective duplicate thereof, in each case on the Effective Date.

5	Law and Jurisdiction
5.1	Governing law

This Supplemental Trust Deed and the Notes and any non-contractual obligations arising out of or in connection with them, shall be governed by, and shall be construed in accordance with, English law.

5.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Supplemental Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Supplemental Trust Deed or the Notes) or the consequences of their nullity.

5.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

5.4	Rights of the Trustee and Noteholders to take proceedings outside England

Clause 5.2 (English Courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 5 prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

6	Severability

In case any provision in or obligation under this Supplemental Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any provision of this Supplemental Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

8	Counterparts

This Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

Executed as a deed by

ICBC STANDARD BANK PLC

acting by: ..................................................

Name:

Title:

And by: ..................................................

Name:

Title:

Witnessed:

..................................................

Name of Witness:

Occupation of Witness:

Address of Witness:

Executed as a deed by

UK SPV CREDIT FINANCE PLC

acting by: ..................................................

Name:

Director

Witnessed:

..................................................

Name of Witness:

Occupation of Witness:

Address of Witness:

Executed as a Deed by

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its lawful Attorneys:

Attorney ..................................................

Attorney ..................................................

in the presence of:

Witness name:

Signature:

Address: One Canada Square, London E14 5AL, United Kingdom

Schedule 2
Form of Permanent Global Note

ISIN: XS0242939394

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UK SPV CREDIT FINANCE PLC

(incorporated with limited liability under
the laws of England and Wales with registered number 06065720)

U.S.$150,000,000

11 per cent. Loan Participation Notes due 2021

PERMANENT GLOBAL NOTE

1	Introduction

This Permanent Global Note is issued in respect of the U.S.$150,000,000 11 per cent. Loan Participation Notes due 2021 (the “Notes”) of UK SPV Credit Finance plc (the “Issuer”) issued for the sole purpose of financing a U.S.$150,000,000 loan made by the Issuer to Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) pursuant to a subordinated loan agreement dated 3 February 2006 as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further supplemented and/or amended and/or restated from time to time (the “Subordinated Loan Agreement”). The Notes are subject to, and have the benefit of, a trust deed dated 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 and as may be further supplemented and/or amended and/or restated from time to time, the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 9 February 2006 (as supplemented by a supplemental agency agreement dated [●] 2015 and as may be further supplemented and/or amended and/or restated from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York Mellon, London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee.

This Permanent Global Note constitutes the obligations of the Issuer to account to the holder of this Permanent Global Note for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) (other than amounts received in respect of the Reserved Rights as defined in the Trust Deed) actually received from the Borrower under the Subordinated Loan Agreement.

2	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) of this Schedule 2 hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3	Promise to Pay

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, its principal amount on 9 February 2021 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions and the Trust Deed, all subject to and in accordance with the Conditions. The Principal Paying Agent on behalf of the Issuer shall endorse or shall procure that the initial aggregate principal amount of Notes represented by this Global Note is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 whereupon the principal amount of this Global Note shall for all purposes be such amount, subject as provided in paragraph 7 (Writing Down).

4	Negotiability

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5	Exchange

This Global Note will be exchanged, in whole but not in part only, for Notes in definitive form (“Definitive Notes”) in substantially the form set out in Schedule 3 (Form of Definitive Note) to the Trust Deed if one or more of the following events (“Exchange Event”) occur: Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; upon the happening of any Relevant Event (as defined in the Trust Deed); or the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two members of the management board of the Issuer is delivered to the Trustee.

6	Delivery of Definitive Notes

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the delivery of such Definitive Notes, duly authenticated and with interest coupons (“Coupons”) attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Principal Paying Agent.

7	Writing Down

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note; or
(b)	Definitive Notes are delivered;

the Principal Paying Agent on behalf of the Issuer shall endorse or shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so endorsed.

8	Payments

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Principal Paying Agent on behalf of the Issuer shall endorse or shall procure that the same is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 hereto.

9	Accountholders

For as long as all this Permanent Global Note is represented by one or both of the Temporary Global Note and this Permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each of the persons shown in the records of Euroclear and/or Clearstream Luxembourg and/or any other relevant clearing systems as being entitled to an interest in a Global Note (each an (“Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Note(s) standing to the account of any person shall be conclusive and binding of all purposes), each Accountholder shall be treated as the holder of such principal amount of such Note(s) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Note(s) the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment to the bearer of the relevant Global Note.

10	Conditions Apply

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of U.S.$100,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

11	Notices

Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

12	Prescription

Claims against the Issuer in respect of principal and interest on the Notes represented by this Global Note will be prescribed after 10 years (in the case of principal) and five years (in case of interest) from the Relevant Date (as defined in Condition 8).

13	Euroclear and Clearstream, Luxembourg

References herein to Euroclear and/or Clearsteam, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

14	Authentication

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.

15	Governing Law

This Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

16	Contract (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

UK SPV CREDIT FINANCE PLC

By:

ISSUED as of [●]

AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK MELLON, LONDON BRANCH as principal paying agent without recourse, warranty or liability

By:
[manual signature]

(duly authorised)

Schedule 1
Payments, Exchanges against Temporary Global Note and
Delivery of Definitive Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	New principal amount of this Global Note	Authorised signature

Schedule 2
Terms and Conditions of the Notes

[Please see Schedule 4 of the Trust Deed.]

Schedule 3
Form of Definitive Note

[On the face of the Note:]

U.S.$[●] ISIN Code: XS0242939394 Serial No. [●]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UK SPV CREDIT FINANCE PLC

(incorporated with limited liability under
the laws of England and Wales with registered number 06065720)

U.S.$150,000,000

11 per cent. Loan Participation Notes due 2021

This Note is one of a series of notes (the “Notes”) in the denomination of U.S.$[●] and in the aggregate principal amount of U.S.$150,000,000 issued by UK SPV Credit Finance plc (the “Issuer”) for the sole purpose of financing a U.S.$150,000,000 loan made by the Issuer to Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) pursuant to a subordinated loan agreement dated 3 February 2006 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”). The Notes are subject to, and have the benefit of, a trust deed dated 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) as trustee for the holders of the Notes from time to time and are the subject of an agency agreement dated 9 February 2006 as supplemented by a supplemental agency agreement dated [●] 2015 (and as may be further amended and/or restated and/or supplemented from time to time) and made between the Issuer, The Bank of New York Mellon, London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), UBS AG as paying agent and the Trustee. The Notes constitute the obligations of the Issuer to apply the proceeds from the issuance of the Notes solely to finance the Subordinated Loan (as defined in the Trust Deed) and to account to the holders of the Notes for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) (less amounts received in respect of the Reserved Rights (as defined in the Trust Deed)) actually received from the Borrower under the Subordinated Loan Agreement.

The Issuer, for value received, promises to pay to the bearer the principal sum of:

U.S.$[●]

([AMOUNT IN WORDS] UNITED STATES DOLLARS)

on 9 February 2021, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the “Conditions”), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and the Trust Deed.

Interest is payable on the [above principal sum/unpaid balance of the above principal sum] at rates determined in accordance with the Conditions from (and including) [Effective Date] 2015 to (but excluding) 9 February 2021 in arrear on the Interest Payment Dates (as defined in the Conditions) falling in 9 February and 9 August in each year and together with any accrued and unpaid interest on such principal sum at the rate of 5.799 per cent. per annum from (and including) 9 February 2015 up to (but excluding) [Effective Date] 2015, payable in arrear on 9 August 2015 and calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed, all subject to and in accordance with the Conditions.

This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

UK SPV CREDIT FINANCE PLC

By
[facsimile signature]
(duly authorised)

ISSUED as of [●]

AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK MELLON, LONDON BRANCH
as principal paying agent
without recourse, warranty or liability

By
[manual signature]
(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[As set out in Schedule 4 of the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT
The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom

SWISS PAYING AGENT
UBS AG
Bahnhofstrasse 45
CH-8001 Zurich
Switzerland

Form of Coupon

[On the face of the Coupon:]

UK SPV CREDIT FINANCE PLC

U.S.$150,000,000 11 per cent. Loan Participation Notes due 2021

Coupon for U.S.$[•] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Principal Paying Agent: The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom

Swiss Paying Agent: UBS AG, Bahnhofstrasse, 45 CH-8001, Zurich, Switzerland

Schedule 6
Form of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement

To: Public Joint-Stock Company Commercial Bank “PrivatBank”

And to:

[●] 2015

Dear Sirs,

Subordinated Loan Agreement dated 3 February 2006
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”)
and UK SPV Credit Finance plc (the “Lender”) relating to a Subordinated
Loan of U.S.$150,000,000 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

We refer to the Subordinated Loan Agreement and to the Trust Deed dated 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 (the “Supplemental Trust Deed”) and as may be further amended and/or restated and/or supplemented, from time to time, the “Trust Deed”) made between UK SPV Credit Finance plc (the “Issuer”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) relating to U.S.$150,000,000 11 per cent. Loan Participation Notes due 2021 of the Issuer (the “Notes”). We hereby give you notice in your capacity as borrower under the Subordinated Loan Agreement that as contemplated by Clause 19.3 (Assignments by the Lender) of the Subordinated Loan Agreement we have on [●] 2015 by virtue of the provisions of Clause 3.4.1(a) of the Supplemental Trust Deed charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Notes and all other moneys payable under the Trust Deed or in respect of the Notes subject to the proviso set out in Clause 4 (Security Interests) of the Trust Deed, all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Subordinated Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Subordinated Loan Agreement, provided that the Reserved Rights (as defined in the Trust Deed) and any amounts relating to the Reserved Rights shall not be subject to such charge.

In addition, we hereby give you notice in your capacity as borrower under the Subordinated Loan Agreement that as contemplated by Clause 19.3 (Assignments by the Lender) of the Subordinated Loan Agreement we have on [●] 2015 by virtue of the provisions of Clause 3.4.2 of the Supplemental Trust Deed assigned absolutely by way of security to the Trustee all the rights, interests and benefits whatsoever, both present and future, which have accrued or may accrue to the Issuer as lender under or pursuant to the Subordinated Loan Agreement (including, without limitation, the right to declare the Subordinated Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property, the Reserved Rights (each as defined in the Trust Deed) and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights.

The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Subordinated Loan Agreement or the Subordinated Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and
(b)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing pursuant to the terms of the Trust Deed and in respect of the assignment in Clause 3.4.2 of the Supplemental Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully

for and on behalf of
UK SPV CREDIT FINANCE PLC

Name:
Title:

cc: BNY Mellon Corporate Trustee Services Limited

One Canada Square
London E14 5AL
United Kingdom

Fax: [●]
Attention: [●]

Schedule 7
Form of Acknowledgement of Notice of Charge and Assignment by way of Security of Subordinated Loan Agreement

To: BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom

Attention: [●] [●] 2015

Dear Sirs,

Subordinated Loan Agreement dated 3 February 2006
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”)
and UK SPV Credit Finance plc (the “Lender”) relating to a Subordinated
Loan of U.S.$150,000,000 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Subordinated Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we have notice of the charges and assignment created by the Trust Deed dated 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 (the “Supplemental Trust Deed”) and as may be further amended and/or restated and/or supplemented, from time to time, the “Trust Deed”) and made between UK SPV Credit Finance plc and yourself;
(b)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off, any other equities against the Issuer or any other rights in respect of the Subordinated Loan Agreement or from time to time becoming due to the Issuer under the Subordinated Loan Agreement;
(c)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Subordinated Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Subordinated Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Trust Deed each referred to in the letter a copy of which is attached hereto.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of
PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”

Schedule 8
Form of Notice of Charge of the Collection Account

To: THE BANK OF NEW YORK MELLON, LONDON BRANCH [●] 2015

Dear Sirs,

Subordinated Loan Agreement dated 3 February 2006
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”)
and UK SPV Credit Finance plc (the “Lender”) relating to a Subordinated
Loan of U.S.$150,000,000 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

We refer to the Subordinated Loan Agreement and to the Trust Deed dated 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 (the “Supplemental Trust Deed”) and as may be further amended and/or restated and/or supplemented, from time to time, the “Trust Deed”) and made between UK SPV Credit Finance plc (the “Issuer”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) relating to U.S.$150,000,000 11 per cent. Loan Participation Notes due 2021 (the “Notes”). We hereby give you notice that we have on [●] 2015 by virtue of the provisions of Clause 3.4.1(b) of the Supplemental Trust Deed charged by way of first fixed charge as continuing security for the payment of all sums due under the Trust Deed and the Notes, subject to the provisos set out in Clause 4 (Security Interests) of the Trust Deed, all the rights, interests and benefits in and to all sums of money now or in the future deposited in the Collection Account No: [●] held in our name with you and the debts represented by such sums.

The Issuer hereby unconditionally instructs and authorises you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from the Issuer such information relating to the Collection Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;
(b)	to hold all sums from time to time standing to the credit of the Collection Account to the order of the Trustee;
(c)	to pay or release all or any part of the sums standing to the credit of the Collection Account in accordance with the written instructions of the Trustee; and
(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge and pledge specified above, the sums standing to the credit of the Collection Account or the debts represented thereby which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and the Trustee together give you notice in writing revoking them.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully,

for and on behalf of
UK SPV CREDIT FINANCE PLC

Name:
Title:

cc: BNY Mellon Corporate Trustee Services Limited

One Canada Square
London E14 5AL
United Kingdom

Fax: [●]

Attention: [●]

Schedule 9
Form of Acknowledgement of Notice of Charge of the Collection Account

To: BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom

Fax: [●]

Attention: [●] [●] 2015

Dear Sirs,

Subordinated Loan Agreement dated 3 February 2006
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”)
and UK SPV Credit Finance plc (the “Lender”) relating to a Subordinated
Loan of U.S.$150,000,000 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Collection Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we have notice of the charge created in respect of the Collection Account by the Trust Deed 9 February 2006 (as supplemented by a supplemental trust deed dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Trust Deed”) dated made between UK SPV Credit Finance plc and yourselves;
(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or security interest against the Issuer in respect of the Collection Account, the sums therein or the debts represented thereby; and
(b)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Collection Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you has or will have ·any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Collection Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they will be required by you in connection with the security which has been constituted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Principal Paying Agent

cc: UK SPV CREDIT FINANCE PLC

Schedule 11
Form of Certification of Irrevocable and Unconditional Discharge by Issuer of
all sums under Trust Deed and the Notes

To: BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom

Fax: [●]

Attention: [●]

Dear Sirs,

Trust Deed dated 9 February 2006 relating to U.S.$150,000,000 11 per cent.
Loan Participation Notes due 2021 (as supplemented by a supplemental trust deed dated [●] 2015 (the “Supplemental Trust Deed”) and as may be further amended and/or restated and/or supplemented from time to time, the “Trust Deed”) relating to a
Subordinated Loan Agreement between Public Joint-Stock Company Commercial
Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the “Lender” or
the “Issuer”) relating to a Subordinated Loan of U.S.$150,000,000 dated
3 February 2006 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

Terms herein shall have the meaning ascribed to them in the Trust Deed.

Pursuant to sub-clause 3.4.3 of the Supplemental Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and
(ii)	we request that you release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of the Issuer; and
(iii)	we agree that no such release, reassignment or discharge of the Security Interests to, or to the order of the Issuer shall be effective unless and until the Trustee’s proper costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it is shall be governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
UK SPV CREDIT FINANCE PLC
[Authorised Signatory]
[Authorised Signatory]

Schedule 12
Form of Release, Reassignment or Discharge
of Transferred Rights

To: UK SPV Credit Finance plc

Dear Sirs,

Trust Deed dated 9 February 2006 relating to U.S.$150,000,000 11 per cent. Loan
Participation Notes due 2021 (as supplemented by a supplemental trust deed dated [●] 2015 (the “Supplemental Trust Deed”) and as may be further amended and/or restated and/or supplemented from time to time, the “Trust Deed”)
relating to a Subordinated Loan Agreement between Public Joint-Stock Company
Commercial Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the
“Lender” or the “Issuer”) relating to a Subordinated Loan of U.S.$150,000,000 dated
3 February 2006 (as supplemented by a supplemental subordinated loan agreement dated [●] 2015 and as may be further amended and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”)

Terms herein shall have the meaning ascribed to them in the Trust Deed.

We have your letter of [●] 2015 whereby pursuant to sub-clause 3.4.3 of the Supplemental Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and
(ii)	you have requested that we release, reassign or discharge the Security Interests to, or to the order of the Issuer; and
(iii)	you have agreed that no such release, reassignment or discharge of the Security Interests to, or to the order of the Issuer shall be effective unless and until the Trustee’s proper costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that the Borrower paid our costs in connection with such release, reassignment or discharge of the Security Interests to the Issuer.

We hereby release, reassign or discharge the Security Interests under sub-clause 3.4.3 of the Supplemental Trust Deed to the order of the Issuer.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it is shall be governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

[Authorised Signatory]

[Authorised Signatory]